Exhibit 99.1

INVIVYD ANNOUNCES APPOINTMENT OF SARA COTTER TO BOARD OF DIRECTORS

WALTHAM, Mass., JULY 27, 2023 — Invivyd, Inc. (Nasdaq: IVVD), a clinical-stage biopharmaceutical company on a mission to protect the vulnerable from serious viral infectious diseases, today announced the appointment of Sara Cotter to its board of directors. Ms. Cotter brings extensive leadership experience spanning healthcare investment management and drug development.

“Ms. Cotter’s comprehensive knowledge of the biopharmaceutical industry, pairing both operating and capital markets expertise, make her an excellent addition to our board of directors,” said Dave Hering, Chief Executive Officer of Invivyd. “Her keen industry insights and impressive accomplishments in drug development and healthcare investing will be invaluable to Invivyd as we advance our lead candidate, VYD222, and our platform designed to generate a stream of optimized antibodies to protect vulnerable people from serious viral diseases.”

“I’m honored to join Invivyd’s board at such an exciting time, with the company recently announcing positive initial Phase 1 VYD222 clinical data and plans to rapidly advance VYD222 into a pivotal clinical trial that could support an emergency use authorization (EUA) request for the prevention of symptomatic COVID-19 in immunocompromised people,” said Sara Cotter. “I look forward to working alongside my fellow board members and the leadership team to advance Invivyd’s mission and unique, platform-based approach to keeping pace with evolving viral threats.”

Ms. Cotter is currently the Portfolio Manager for the UBS Global Biotech Lux Fund as well as a Senior Investment Analyst on UBS Asset Management’s Global Equity Team. Ms. Cotter rejoined UBS in 2022 after spending six years as Founder and Chief Executive Officer (CEO) of Levo Therapeutics, Inc., a venture-backed biotech company focused on developing impactful therapies for Prader-Willi syndrome. During her tenure as Levo’s CEO, she oversaw all aspects of the company’s late-stage advancement of intranasal carbetocin (LV-101), as well as early-stage pipeline research. Ms. Cotter started her investment career at UBS in 2007, and previously worked at Abbott Laboratories (now AbbVie Inc.) in pharmaceutical marketing, Northfield Laboratories in clinical development, and Deutsche Bank Alex Brown in investment banking. Ms. Cotter received an M.B.A from the Kellogg School of Management at Northwestern University and a B.S. from the University of Notre Dame.

About Invivyd

Invivyd, Inc. (Nasdaq: IVVD) is a biopharmaceutical company on a mission to rapidly and perpetually deliver antibody-based therapies that protect vulnerable people from the devastating consequences of circulating viral threats, beginning with SARS-CoV-2. Invivyd’s technology works at the intersection of evolutionary virology, predictive modeling, and antibody engineering, and is designed to identify high-quality, long-lasting antibodies with the potential to resist viral escape. The company is generating a robust pipeline of product candidates which could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and expanding into influenza and other high-need indications. Visit https://invivyd.com/ to learn more.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the company’s ongoing research and clinical development plans and the timing thereof, including with respect to advancing its lead candidate, VYD222; the company’s plans to advance its platform designed to generate a stream of optimized antibodies to protect vulnerable people from serious viral diseases; the company’s plans to rapidly advance VYD222 into a pivotal clinical trial that could support an EUA request for the prevention of symptomatic COVID-19 in immunocompromised people; the company’s mission and unique, platform-based approach to keeping pace with evolving viral threats; the company’s ability to rapidly and perpetually deliver antibody-based therapies that protect vulnerable people from the devastating consequences of circulating viral threats, beginning with SARS-CoV-2; the potential for VYD222 and other product candidates to be high-quality, long-lasting antibodies with the potential to resist viral escape; the company’s plans to generate a robust pipeline of product candidates which, if authorized or approved, could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and expanding into influenza and other high-need indications; and other statements that are not historical fact. The company may not actually achieve the plans, intentions or expectations disclosed in the company’s forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the ability to gain complete alignment with the applicable regulatory authorities on the clinical trial design and development pathway for VYD222, including the use of an immunobridging pathway in the U.S., and the timing thereof; the timing and progress of the company’s discovery, preclinical and clinical development activities, including the company’s ability to rapidly advance VYD222 into a pivotal clinical trial; the ability of the company to generate and utilize tools to discover and develop a pipeline of antibodies to treat current and potential future SARS-CoV-2 variants; the impacts of the COVID-19 pandemic on the company’s business and those of its collaborators, the company’s clinical trials and its financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of VYD222 or other product candidates based on neutralizing activity in preclinical studies; the risk that results of preclinical studies or clinical trials may not be predictive of future results in connection with current or future clinical trials; variability of results in models used to predict activity against SARS-CoV-2 variants of concern; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process, including the outcome of the company’s discussions with regulatory authorities concerning its clinical trials and platform-based approach to development; whether VYD222 or any other product candidate or combination of candidates is able to demonstrate and sustain neutralizing activity against predominant SARS-CoV-2 variants, particularly in the face of viral evolution; whether VYD222 or other product candidates will be high-quality, long-lasting antibodies with the potential to resist viral escape; whether the company is able to successfully submit an EUA in the future, and the outcome of any such EUA submission; whether the company’s research and development efforts will identify and result in safe and effective therapeutic options for infectious diseases other than COVID-19; and whether the company has adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause the company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (SEC), and in the company’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

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Contacts

Media Contact:

Kate Burdick, Evoke Canale

860-462-1569

kate.burdick@evokegroup.com

Investor Contact:

Chris Brinzey, ICR Westwicke

339-970-2843

chris.brinzey@westwicke.com